Exhibit 99.1

NetScout Announces Preliminary Results for First Quarter of Fiscal Year 2012

Conference call scheduled at 8:30 AM Eastern Time, July 5, 2011

WESTFORD, Mass.--(BUSINESS WIRE)--July 4, 2011--NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network and service assurance solutions, today announced that based on preliminary estimates it expects GAAP and non-GAAP revenues for the first fiscal quarter, ended June 30, 2011 to be in the range of $62 to $64 million and GAAP net income per diluted share to be in the range of $0.04 to $0.06 and non-GAAP net income per diluted share to be in the range of $0.11 to $0.13.

“We are disappointed by our preliminary results for the first fiscal quarter, which were below our expectations even for what is typically a seasonally slow quarter,” said Anil Singhal, President and CEO of NetScout Systems. “Our preliminary analysis shows that our US government new business bookings suffered substantially from budget holds and our traditionally strong financial services new business was weak, likely due to the profit pressure that our financial customers are currently experiencing. We were successful in growing our service provider and non-financial enterprise businesses year-over-year. In addition to the external factors, there are execution issues that we are addressing to take advantage of the strong position that we have built in both enterprise and service provider markets,” added Anil Singhal. “Our product pipeline is strong, and we remain enthusiastic about our position as the market leader in Unified Service Delivery Management based on our unique technology, our recent addition of voice and video management and the growing strength of our customer relationships across our market segments. Due to the shortfall in Q1, we have lowered our revenue outlook for the remainder of the year and will be initiating expense reductions which are reflected in our guidance. These expense actions do not affect the direction or pace of our strategic initiatives.”

NetScout will hold a brief conference call tomorrow, July 5, 2011, at 8:30 a.m. ET. NetScout plans to release full results for its first quarter of fiscal year 2012 on July 21, 2011 prior to the market open.

Guidance:

For fiscal 2012, we expect GAAP and non-GAAP revenue to be in the range of $300 million to $315 million. GAAP net income per diluted share is expected to be in the range of $0.84 to $0.97 and non-GAAP net income per diluted share between $1.07 and $1.19.

The fiscal year 2012 non-GAAP net income per diluted share expectation excludes forecasted share-based compensation expenses of approximately $7.3 million, estimated amortization of acquired intangible assets of approximately $6.4 million, business development costs of approximately $1.2 million which include costs associated with the integration of Psytechnics, and the related impact of these adjustments on the provision for income taxes of $5.4 million.

CONFERENCE CALL INSTRUCTIONS:

The Company invites shareholders to listen to its conference call tomorrow at 8:30 a.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 763-416-6912 for international callers and using conference ID: 81233774. A replay of the call will be available after 11:30 a.m. ET on July 5 for approximately one week. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 81233774.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing share-based compensation expenses, amortization of acquired intangible assets and certain business development expenses, as well as the related income tax effects.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during and following the integration period of the Company’s acquisitions. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

As discussed above, Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

About NetScout Systems, Inc.

NetScout Systems, Inc. (NASDAQ: NTCT) is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 26 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and more than 130 service providers, on over 740,000 network segments to assure the network, applications, and service delivery to their users and customers. More information about NetScout is available at http://www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, including without limitation, the Company’s statements with respect to its intention to undertake significant expense reduction activities and address execution issues, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology and the ability of NetScout to successfully integrate Psytechnics and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2011 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com